NEWS RELEASE

                          [LOGO] FINANCIAL CORPORATION
                     838 Market Street, Wilmington, DE 19899


For Release:       July 22, 2003                        Contact:  Mark A. Turner
                                                                  (302) 571-7160


                       WSFS ANNOUNCES 2Q `03 EPS of $0.70

         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, reported net income for the quarter of $5.8 million, or $0.70 per share, including $208,000, or $0.02 per share of income from businesses held-for-sale. Income from continuing operations was $5.6 million, or $0.68 per diluted share, for the three months ended June 30, 2003. This compares to $5.8 million, or $0.62 per diluted share, for the second quarter of 2002.

         Other highlights for the quarter included: (i) growth in loans of $61.5 million, or 5% over March 31, 2003, primarily concentrated in business loans;
(ii) continued strong and stable asset quality with the ratio of nonperforming assets (NPA) to total assets of 41 basis points at June 30, 2003, and annualized net chargeoffs of only 7 basis points for the second quarter of 2003; and (iii) growth in core deposits (non-CD) of $24.8 million, or 4% over March 31, 2003.

         The following is a brief discussion of the second quarter 2003 results.

Continuing Operations
---------------------

Net Interest Income

         Net interest income for the second quarter of 2003 was $14.6 million. This compares to $16.3 million for the same quarter in 2002; however, the second quarter of 2002 included $4.1 million in interest income from reverses mortgages. Substantially all

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

of WSFS' reverse mortgages were sold effective October 1, 2002 at a significant gain. Net interest income was $14.2 million for the first quarter of 2003. The net interest margin percentage of 3.34% for the second quarter of 2003 declined from 3.69% for the first quarter of 2003. Management estimates that approximately 18 basis points of the 35 basis point quarterly decline in the net interest margin percentage is due to recent proactive capital management strategies - the purchase of high-quality mortgage-backed securities (MBS) and aggressive share repurchase activity designed to increase earnings per share
(EPS) and return on equity (ROE). Management estimates that the remaining approximately 17 basis point decline in net interest margin percentage during the quarter is due to the current historically low interest rate environment in which loans and investments are able to reprice down by more than funding costs. Despite the decline in the net interest margin percentage, net interest income improved over the first quarter 2003 as a result of increased average loans and investments and an improving mix of loans and deposits.

Loans and Asset Quality

         Net loans grew $61.5 million, or 5%, during the second quarter of 2003 to $1.2 billion at June 30, 2003. Net loans grew 18% over this time last year. Loan volume reflects the continued strong growth in commercial and commercial real estate (CRE) loans of $51.5 million, an increase of 10% from balances at March 31, 2003. The increase is primarily the result of gaining local market share due to the addition, over the past few years, of several seasoned relationship managers who have built their careers in the local marketplace. The table below summarizes the current loan composition and recent changes in composition.

                                                At                     At
       (Dollars in thousands)             June 30, 2003         March 31, 2003  Quarterly Change
                                          -------------         --------------  ----------------

                                          Amount      %        Amount      %      Amount      %
                                          ------    -----      ------    -----    ------    -----
Commercial and  CRE                  $   576,745     48%  $   525,273     46%   $ 51,472     10%
Residential                              454,019     38       448,157     40       5,862      1
Consumer                                 189,395     16       184,750     16       4,645      3
Allowance for loan losses                (22,459)    (2)      (21,941)    (2)       (518)     2
                                     -----------    ---   -----------    ---    --------
Net Loans                            $ 1,197,700    100%  $ 1,136,239    100%   $ 61,461      5%
                                     ===========          ===========           ========

         Non-performing assets (NPAs) totaled $8.3 million at June 30, 2003, an increase from the $7.8 million at March 31, 2003 and the $8.1 million at June 30, 2002. NPA's as

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

a percentage of total assets were stable at 0.41% at June 30, 2003 compared to 0.40% at March 31, 2003 and 0.42% at June 30, 2002. Annualized net charge-offs in the second quarter 2003 were 0.07% of average loans compared to 0.10% for the last quarter and an annualized net recovery of 0.01% for the same quarter in 2002. The allowance for loan losses was 1.83% of total loans at June 30, 2003 with a coverage ratio (ratio of allowance to non-accruing loans) of 303%.

Deposits

         Retail deposits (excluding nonretail jumbo deposits) increased $14.4 million, or 2%, during the second quarter to $881.3 million at June 30, 2003. This increase was concentrated in core deposit relationships (demand deposits, money market and savings accounts), which increased $24.8 million, or 4% during the quarter and 8% over this time last year. Retail time deposits decreased $10.3 million during the quarter. This reflects management's strategy to allow more price-sensitive deposits to run-off in favor of both attracting core deposits and utilizing less costly wholesale funding. The following table summarizes the current retail deposit composition and recent changes in composition.

                                            At                     At
       (Dollars in thousands)         June 30, 2003          March 31, 2003   Quarterly Change
                                    ------------------     ----------------   ----------------

                                       Amount      %        Amount      %      Amount      %
                                       ------    -----      ------    -----    ------    -----
Non-interest demand                  $202,021      23%     $185,946    21%    $16,075      9%
Savings                               315,895      36       304,846    36      11,049      4
Money market and int. demand          110,420      12       112,794    13      (2,374)    (2)
Retail time                           252,982      29       263,290    30     (10,308)    (4)
                                     --------     ---      --------   ---     -------
Retail deposits                      $881,318     100%     $866,876   100%    $14,442      2%
                                     ========              ========           =======

Noninterest Income

         During the second quarter 2003, the Corporation recorded noninterest income of $7.3 million, which was $1.6 million, or 27% greater than the comparable quarter in 2002. The increase was driven by growth in ATM fee income and gains on sales of residential mortgage loans of $757,000 during the quarter. While the current low interest rate environment has had an adverse impact on the Company's net interest margin percentage, conversely, it has had a positive impact on mortgage banking activity where a higher than normal amount of conforming mortgage loans are able to be originated and then sold in the secondary market (primarily to the Federal Home Loan Mortgage Corporation) for gains.

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

Noninterest Expenses

         Noninterest expenses for the three months ended June 30, 2003 totaled $12.4 million, which was relatively flat in comparison to the second quarter of 2002. However, salaries and benefits increased $751,000 compared to the same quarter of 2002. This increase was due to higher levels of variable compensation, which was a direct result of the profitable mortgage banking activity, commercial loan growth, and ATM business growth experienced recently. Professional fees, data processing costs and equipment expenses decreased as a result of the successful completion of the organization's reengineering effort
(TOPS) in the first quarter of 2003.

Capital Management

         The Corporation has continued to repurchase WSFS's common stock as one use of the capital generated by the previously reported sales of business components (in particular, the C1FN/Everbank segment, reverse mortgages and Wilmington Finance, Inc.). During the second quarter of 2003, the Corporation repurchased 211,000, or almost 3% of its shares of common stock at an average price of $36.11 per share. During the first six months of 2003 the Corporation has repurchased 1,101,000 or 13% of its shares at an average price of $33.33 per share. During the last twelve months the Corporation has repurchased 1,518,000, or 17% of its shares at an average price of $33.30 per share. The Corporation has 211,000 shares, or almost 3% of outstanding shares remaining under the current authorization. The Corporation currently has 7.6 million shares outstanding.

         Also, during the later portion of the first quarter of 2003 the Corporation redeployed some of its substantial capital into high-quality mortgage-backed securities (MBS). During the second quarter 2003, MBS decreased $5.8 million to $531.6 million at June 30, 2003. At June 30, 2003, the Corporation's total MBS portfolio was 100% agency or AAA-rated, had a duration of approximately only 2.5 years (compared to 2.6 years at March 31, 2003) and had an effective yield of approximately 3.20%. The Corporation expects that the MBS portfolio will decrease over time as loans continue to grow or capital is deployed elsewhere.

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

         Equity to assets was a strong 9.73% and book value per share was $25.69 at June 30, 2003.

Gain on Businesses Held-For-Sale
--------------------------------

         In the second quarter of 2003, the Corporation received the final escrow payment from its first quarter 2003 sale of Wilmington Finance, Inc. This resulted in an after tax gain of $208,000, or $0.02 per diluted share.

                                      * * *

         Marvin N. Schoenhals, Chairman and President of WSFS said, "We are very pleased with the results for the second quarter including the robust loan, deposit and fee income growth. The momentum demonstrated in the first six months of 2003 reaffirms our continued commitment to being the premier community bank in Delaware. As part of that commitment, we look forward to the opening of three new branches over the next year to serve additional Delaware communities."

         WSFS Financial Corporation is a $2.0 billion financial services company. At June 30, 2003, its principal subsidiary, Wilmington Savings Fund Society, FSB, operated 21 retail banking offices in New Castle County and Dover, Delaware, as well as Chester and Delaware Counties in Pennsylvania. Other operating subsidiaries include WSFS Credit Corporation, and WSFS Investment Group, Inc. For more information, please visit the Bank's website at www.wsfsbank.com.
----------------

                                      * * *

         Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

                                      # # #

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
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
STATEMENT OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

                                                                           Three months ended June 30,   Six months ended June 30,
                                                                           --------------------------    --------------------------
                                                                                2003          2002            2003           2002
                                                                           ------------  ------------    ------------   -----------
Interest income:
Interest and fees on loans                                                    $ 17,915      $ 18,205        $ 35,777      $ 36,432
Interest on mortgage-backed securities                                           4,065         2,186           7,547         3,816
Interest and dividends on investment securities                                    205           218             456           457
Interest on investments in reverse mortgages                                        50         4,103             (27)       11,097
Other interest income                                                              235           201             624           547
                                                                               -------       -------        --------      --------
                                                                                22,470        24,913          44,377        52,349
                                                                               -------       -------        --------      --------
Interest expense:
Interest on deposits                                                             2,112         2,896           4,591         6,144
Interest on Federal Home Loan Bank advances                                      4,945         4,603           9,426         9,131
Interest on federal funds purchased and securities sold
    under agreements to repurchase                                                 225           714             365         1,250
Interest on trust preferred borrowings                                             493           850             989         1,486
Interest on other borrowed funds                                                    92           101             188           201
Cost of funding businesses held-for-sale                                             -          (502)              -        (1,070)
                                                                               -------       -------        --------      --------
                                                                                 7,867         8,662          15,559        17,142
                                                                               -------       -------        --------      --------

Net interest income                                                             14,603        16,251          28,818        35,207
Provision for loan losses                                                          725           504           1,500         1,211
                                                                               -------       -------        --------      --------

Net interest income after provision for loan losses                             13,878        15,747          27,318        33,996
                                                                               -------       -------        --------      --------

Noninterest income:
Loan servicing fee income                                                          757           768           1,429         1,559
Deposit service charges                                                          2,369         2,186           4,274         4,211
Credit/debit card and ATM income                                                 2,529         2,052           4,702         3,700
Securities gains                                                                   189            21             189            23
Gain on sale of loans                                                              757            79           1,161            98
Other income                                                                       699           622           1,355         1,161
                                                                               -------       -------        --------      --------
                                                                                 7,300         5,728          13,110        10,752
                                                                               -------       -------        --------      --------
Noninterest expenses:
Salaries, benefits and other compensation                                        6,767         6,016          13,586        12,358
Equipment expense                                                                  923         1,079           1,856         2,102
Data processing and operations expense                                             690           947           1,367         1,842
Occupancy expense                                                                  984           926           1,972         1,867
Marketing expense                                                                  414           313             821           627
Professional fees                                                                  864         1,140           1,365         1,960
Other operating expenses                                                         1,717         1,891           4,362         3,582
                                                                               -------       -------        --------      --------
                                                                                12,359        12,312          25,329        24,338
                                                                               -------       -------        --------      --------
Income from continuing operations before taxes and cumulative
  effect of change in accounting principle                                       8,819         9,163          15,099        20,410
Income tax provision                                                             3,183         3,356           5,382         7,516
                                                                               -------       -------        --------      --------
Income from continuing operations before cumulative effect of
  change in accounting principle                                                 5,636         5,807           9,717        12,894
Cumulative effect of change in accounting principle, net of taxes                    -             -               -           703
                                                                               -------       -------        --------      --------
Income from continuing operations                                                5,636         5,807           9,717        13,597
Income on discontinued operations of businesses held-for-sale, net of taxes          -         2,114               -         3,750
Gain on sale of businesses held-for-sale, net of taxes                             208             -          41,389             -
                                                                               -------       -------        --------      --------
Net income                                                                     $ 5,844       $ 7,921        $ 51,106      $ 17,347
                                                                               =======       =======        ========      ========

Diluted earnings per share:
Income from continuing operations before cumulative effect
  of change in accounting principle                                            $  0.68       $  0.62        $   1.13      $   1.37
Cumulative effect of change in accounting principle                                  -             -               -          0.08
                                                                               -------       -------        --------      --------
Income from continuing operations                                                 0.68          0.62            1.13          1.45
Income on discontinued operations of businesses held-for-sale                        -          0.22               -          0.40
Gain on sale of businesses held-for-sale                                          0.02             -            4.81             -
                                                                               -------       -------        --------      --------
Net income                                                                     $  0.70       $  0.84        $   5.94      $   1.85
                                                                               =======       =======        ========      ========

Weighted average shares outstanding for diluted EPS                          8,318,691     9,461,172       8,608,384     9,400,836
------------------------------------------------------------------------------------------------------------------------------------

Performance Ratios (continuing operations only):

Return on average assets (a)                                                      1.17 %        1.66 %          1.07 %        1.98 %
Return on average equity (a)                                                     11.33         20.43            9.21         24.81
Net interest margin (a)(b)                                                        3.34          5.22            3.50          5.72
Efficiency ratio (c)                                                             55.71         55.31           59.61         52.32
------------------------------------------------------------------------------------------------------------------------------------


See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENT OF CONDITION
(Dollars in thousands)
(Unaudited)

                                                June 30,        March 31,       June 30,
                                                  2003             2003           2002
                                              --------------   -------------   ------------
Assets:
Cash and due from banks                         $   144,982     $   135,061    $   134,295
Investment securities (d)                            12,738          21,673         11,677
Investment in reverse mortgages, net                    466           1,025         36,018
Investments of businesses-held-for-sale                   -               -        288,333
Other investments                                    55,443          33,173         69,019
Mortgage-backed securities (d)                      531,640         537,391        142,873
Net loans (e)(f)                                  1,197,700       1,136,239      1,014,174
Net loans of businesses held-for-sale                     -               -         36,330
Loans held-for-sale (e)                               5,391           2,439         87,168
Other assets                                         41,251          35,019         37,768
Other assets of businesses held-for-sale                  -               -          7,414
Loans, operating leases and
 other assets of discontinued operations             23,566          36,086         78,708
                                                -----------     -----------    -----------
    Total assets                                $ 2,013,177     $ 1,938,106    $ 1,943,777
                                                ===========     ===========    ===========

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits                    $   202,021     $   185,946    $   176,605
Interest-bearing deposits                           679,297         680,930        653,124
                                                -----------     -----------    -----------
    Total retail deposits                           881,318         866,876        829,729
Jumbo CD's - Non Retail                              21,956          32,844         12,905
Brokered CD's                                             -               -              -
                                                -----------     -----------    -----------
    Total deposits excluding
      businesses held-for-sale                      903,274         899,720        842,634
Deposits of businesses held-for-sale                      -               -        321,356
                                                -----------     -----------    -----------
    Total deposits                                  903,274         899,720      1,163,990


Federal Home Loan Bank advances                     743,408         626,463        460,000
Other borrowings                                    140,398         175,767        180,843
Other liabilities                                    30,122          38,833         15,930
Other liabilities of businesses held-for-sale             -               -          1,390
                                                -----------     -----------    -----------

    Total liabilities                             1,817,202       1,740,783      1,822,153
                                                -----------     -----------    -----------

Minority Interest                                         -               -          6,531

Stockholders' equity                                195,975         197,323        115,093
                                                -----------     -----------    -----------

Total liabilities, minority interest
  and stockholders' equity                      $ 2,013,177     $ 1,938,106     $1,943,777
                                                ============    ============    ===========

-------------------------------------------------------------------------------------------

Capital Ratios:

Equity to asset ratio                                  9.73 %         10.18 %         5.92 %
Core capital (g) (required:  4.00%)                   11.27           12.50           8.23
Risk-based capital (g) (required:  8.00%)             18.77           21.11          13.55

----------------------------------------------------------------------------   ------------

Asset Quality Indicators (continuing operations only):

Nonperforming Assets:
Nonaccruing loans                               $     7,319     $     6,834        $ 7,099
Assets acquired through foreclosure                     983             942          1,005
                                                -----------     -----------    -----------
     Total nonperforming assets                 $     8,302     $     7,776        $ 8,104
                                                ===========     ===========    ===========

Past due loans (h)                                      374             211          1,132

Allowance for loan losses                            22,459          21,941         21,621

Ratio of nonperforming assets to total assets          0.41 %          0.40 %         0.42 %
Ratio of allowance for loan losses to total gross
     loans (i)                                         1.83            1.89           2.01
Ratio of allowance for loan losses to nonaccruing
     loans (j)                                          303             317            305
Ratio of quarterly net charge-offs to
     average gross loans (a)(e)                        0.07            0.10          (0.01)

--------------------------------------------------------------------------------------------


See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET
(Dollars in thousands)
(Unaudited)


                                                                         Three Months Ended June 30,
                                         -----------------------------------------------------------------------------------
                                                           2003                                           2002
                                               Average                 Yield/                  Average                Yield/
                                               Balance    Interest   Rate (a)(b)               Balance   Interest   Rate (a)(b)
                                               -------    --------   -----------               -------   --------   -----------
Assets:
Interest-earning assets:
Loans: (e) (k)
  Real estate loans (l)..................  $   762,804    $ 11,330      5.94 %               $ 648,586    $11,315      6.98 %
  Commercial loans.......................      242,476       3,115      5.54                   196,768      2,882      6.36
  Consumer loans.........................      185,462       3,394      7.34                   191,604      3,950      8.27
                                           -----------    --------                           ---------    -------
     Total loans.........................    1,190,742      17,839      6.09                 1,036,958     18,147      7.11

Mortgage-backed securities (d)...........      531,584       4,065      3.06                   151,894      2,186      5.76
Loans held-for-sale (e)..................        3,683          76      8.25                     3,466         58      6.69
Investment securities (d)................       14,176         205      5.78                    12,328        218      7.07
Investment in reverse mortgages..........          989          50     20.22                    35,565      4,103     46.15
Other interest-earning assets............       41,672         235      2.26                    26,247        201      3.07
                                           -----------    --------                           ---------    -------
     Total interest-earning assets.......    1,782,846      22,470      5.10                 1,266,458     24,913      7.96
                                                          --------                                        -------

Allowance for loan losses................      (22,096)                                        (21,160)
Cash and due from banks..................      131,777                                         113,821
Loans, operating leases and other assets
  of discontinued operations.............       29,529                                          86,589
Assets of businesses held-for-sale.......            -                                         397,741
Other noninterest-earning assets.........       29,050                                          49,343
                                           -----------                                     -----------
     Total assets........................  $ 1,951,106                                     $ 1,892,792
                                           ===========                                     ===========

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
   Money market and interest-
      bearing demand.....................    $ 104,959        $ 83      0.32                  $ 88,862      $ 106      0.48
   Savings...............................      311,521         448      0.58                   311,666        758      0.98
   Retail time deposits..................      255,919       1,469      2.30                   247,198      1,945      3.16
   Jumbo certificates of deposit-
     nonretail...........................       28,688         112      1.57                    12,495         87      2.79
                                           -----------    --------                           ---------    -------
     Total interest-bearing deposits.....      701,087       2,112      1.21                   660,221      2,896      1.76

FHLB of Pittsburgh advances..............      677,074       5,240      3.06                   453,198      5,250      4.58
Trust preferred borrowings...............       50,000         493      3.90                    50,000        850      6.73
Other borrowed funds.....................      109,107         317      1.16                   118,698        815      2.75
Cost of funding discontinued operations..                     (295)                                          (647)
Cost of funding businesses held-for-sale.                        -                                           (502)
                                           -----------    --------                           ---------    -------

     Total interest-bearing liabilities..    1,537,268       7,867      2.05                 1,282,117      8,662      2.70
                                                          --------                                        -------

Noninterest-bearing demand deposits......      185,123                                         160,714
Liabilities of businesses held-for-sale..            -                                         315,921
Other noninterest-bearing liabilities....       29,763                                          14,583
Minority interest........................            -                                           5,756
Stockholders' equity.....................      198,952                                         113,701
                                           -----------                                     -----------
Total liabilities and stockholders'
  equity.................................  $ 1,951,106                                     $ 1,892,792
                                           ===========                                     ===========

Excess (deficit) of interest-earning
   assets over interest-bearing
   liabilities...........................  $   245,578                                       $ (15,659)
                                           ===========                                       =========

Net interest and dividend income.........                 $ 14,603                                        $16,251
                                                          ========                                        =======

Interest rate spread.....................                              3.05%                                          5.26%
                                                                       ====                                           ====

Net interest margin......................                              3.34%                                          5.22%
                                                                       ====                                           ====


See "Notes"

      WSFS FINANCIAL CORPORATION
      FINANCIAL HIGHLIGHTS (Continued)
      (Dollars in thousands, except per share data)
      (Unaudited)

                                                                     Three months ended            Six months ended
                                                                -------------------------   -----------------------
                                                                   June 30,     June 30,        June 30,  June 30,
                                                                     2003         2002            2003      2002
                                                                -------------------------   -----------------------
      Stock Information:

      Market price of common stock:
          High                                                      $ 38.63      $ 25.87         $ 38.63   $ 25.87
          Low                                                         31.58        18.20           30.96     16.96
          Close                                                       37.96        25.87           37.96     25.87
      Book value per share                                            25.69        12.67
      Number of shares outstanding (000s)                             7,627        9,084
-------------------------------------------------------------------------------------------------------------------

      Other Financial Data:

      One-year repricing gap to total assets (m)                      (6.58)%       4.13
      Number of associates (FTEs) (n)                                   442          800
      Number of branch offices                                           21           22

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

      Notes:

(a)  Annualized.
(b)  Computed on a fully tax-equivalent basis.
(c) Noninterest expense divided by (tax-equivalent) net interest income and other income.
(d)  Includes  securities  available-for-sale.
(e)  Net of unearned income.
(f)  Net of allowance for loan losses.
(g) Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries.
(h) Accruing loans which are contractually past due 90 days or more as to principal or interest.
(i)  Excludes loans held-for-sale.
(j)  Includes general reserves only.
(k)  Nonperforming  loans are  included  in average  balance  computations.
(l)  Includes commercial mortgage loans.
(m) The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(n) June 30, 2003 also includes the FTEs of WCC (discontinued operations); and June 30, 2002 also includes the FTEs of WCC (discontinued operations) and WF and C1FN (controlled, but not wholly-owned subsidiaries).